UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2010

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 854-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 17, 2010, Frank R. Sanchez and Fidelity National Information Services, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) which amends and restates, effective as of August 15, 2010 (the “Effective Date”), the obligations of the parties under the Employment Agreements between the Company and Mr. Sanchez, dated as of May 1, 2008 and October 30, 2009. The Amended Employment Agreement provides that Mr. Sanchez will be employed for a term ending November 30, 2012 as a non-executive employee of the Company.
     Commencing as of October 1, 2010 through the balance of the term of the Amended Employment Agreement, the Company will pay to Mr. Sanchez an annual base salary of $12,000. Mr. Sanchez is also entitled to the following additional payments for 2010 only, an annual pro-rated incentive bonus of $691,875 payable on September 30, 2010, $1,000,000 payable on September 30, 2010, and continued participation in the Company’s Metavante Merger Synergy Bonus plan through September 30, 2010. Additionally, Mr. Sanchez’s grant of 40,741 shares of Company restricted stock and 20,370 shares of performance stock (at target) as of July 20, 2010 are cancelled.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
Date: August 23, 2010		Title:	Executive Vice President and Chief Legal Officer